SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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☐	Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

WESTERN ASSET VARIABLE RATE

STRATEGIC FUND INC.

(Name of Registrant as Specified in Its Charter)

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FOR IMMEDIATE RELEASE

Leading Independent Proxy Advisory Firms ISS and Glass Lewis Recommend Western Asset

Variable Rate Strategic Fund Inc. Shareholders Vote to Approve New Agreements Between the

Fund and its Investment Manager and Subadvisers

NEW YORK – May 26, 2020 – Western Asset Variable Rate Strategic Fund Inc. (NYSE: GFY) (the “Fund”) today announced that Institutional Shareholder Services (“ISS”) and Glass Lewis & Co. (“Glass Lewis”), two of the leading independent proxy advisory firms, recommend that shareholders vote to approve the new agreements between the Fund and its investment manager and subadvisers.

With respect to the new management agreement, in their reports dated May 20, 2020, and May 21, 2020, respectively, ISS and Glass Lewis noted1:

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“A vote FOR this proposal is warranted given that the fee rate shareholders pay will not increase; the investment objective remains unchanged; and the fund will continue to be managed by the same personnel.” ISS report dated May 20, 2020

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“Shareholders should note that the terms of the new management and subadvisory agreements are substantially identical to the terms of the current agreements, and that there will be no change to the existing management fee structure of each of the Funds as a direct result of these proposals.” Glass Lewis report dated May 21, 2020

With respect to the new subadvisory agreement, in their reports dated May 20, 2020, and May 21, 2020, respectively, ISS and Glass Lewis noted1:

•

“A vote FOR this proposal is warranted given that the investment advisory fees paid by the fund will not be affected by implementation of the new sub-advisory agreements; and the financial condition of the sub-advisors and the expertise of their personnel will further benefit shareholders of the fund.” ISS report dated May 20, 2020

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“Glass Lewis believes that the new investment sub-advisory agreement is in the best interests of shareholders, who should directly benefit from the services and duties of the Adviser.” Glass Lewis report dated May 21, 2020

“We are pleased that ISS and Glass Lewis recognize that approval of the new agreements between the Fund and its investment manager and subadvisers is in the best interest of all shareholders,” said Jane Trust, Chairman, President and Chief Executive Officer of Western Asset Variable Rate Strategic Fund Inc. “The Fund’s investment manager and subadvisers have enabled the Fund to outperform2 its benchmark3 and peers4 and increase distributions to shareholders. We encourage shareholders to follow the recommendation of the Fund’s Board of Directors, ISS and Glass Lewis by voting “FOR” the new agreements to ensure the Fund continues to operate and deliver the returns they rely on.”

The Western Asset Variable Rate Strategic Fund Inc. management team has a proven track record of achieving the Fund’s objectives, including:

•	Delivering a 1-year annualized distribution[2] of 6.20% as of April 30, 2020, an increase from 5.78% as of the same period in 2019
•	Delivering 5-, 7- and 10-year annualized total returns[2] of 3.79%, 2.35% and 4.87%, respectively, above its benchmark[3] averages of 1.48%, 1.13% and 0.90% over the same time periods

1 Permission to use quotations neither sought nor obtained.

2 Based on market price for the period ended April 30, 2020.

3 The ICE BofAML USD LIBOR 3-Month Constant Maturity Index is based on the assumed purchase of a synthetic instrument having three months to maturity and with a coupon equal to the closing quote for three-month LIBOR. That issue is sold the following day (priced at a yield equal to the current day closing three-month LIBOR rate) and is rolled into a new three-month instrument. The Index, therefore, will always have a constant maturity equal to exactly three months.

4 The Fund’s Lipper peer group refers to the peer group of high-yield, levered closed-end funds as selected by Lipper, an independent nationally recognized provider of investment company information.

•	Outperforming[2] Lipper Peer Group[4] averages across key timeframes, including 2.06% vs. -0.75% on a 3-year basis

The Fund’s Board of Directors unanimously recommends that shareholders vote on the WHITE Proxy Card “FOR” the approval of the new management agreement for the Fund’s manager and the new subadvisory agreement for the Fund’s subadvisers. If shareholders do not approve these agreements, the Fund may be forced to liquidate. Liquidation could result in a meaningful loss of value as well as negative tax consequences for shareholders, particularly during this period of significant market volatility.

Your Vote Is Important, No Matter How Many or How Few Shares You Own

You can vote by Internet, telephone or by signing and dating the WHITE proxy card and mailing it in the envelope provided.

If you have any questions about how to vote your shares, or need additional assistance, please contact:

Shareholders Call Toll-Free: (877) 750-0625

Banks and Brokers Call: (212) 750-5833

REMEMBER:

We urge you NOT to vote using any other colored proxy card as doing so will revoke your vote on the WHITE Proxy Card.

About Western Asset Variable Rate Strategic Fund Inc.

Western Asset Variable Rate Strategic Fund Inc., a non-diversified closed-end investment management company, is managed by Legg Mason Partners Fund Advisor, LLC, a wholly-owned subsidiary of Legg Mason, Inc. and is sub-advised by Western Asset Management Company, LLC and Western Asset Management Company Limited, affiliates of the investment manager.

An investment in the Fund involves risk, including loss of principal. Investment return and the value of shares will fluctuate.

Data and commentary provided in this press release are for informational purposes only. Legg Mason and its affiliates do not engage in selling shares of the Fund.

The Fund files its semi-annual and annual reports with the Securities and Exchange Commission (the “Commission”). These reports are available on the Commission’s website at www.sec.gov. For more information about the Fund, please call 1-888-777-0102 or consult the Fund’s web site at http://www.lmcef.com. Hard copies of the Fund’s complete audited financial statements are available free of charge upon request.

Forward Looking Statement

Past performance is no guarantee of future results. The information provided is not intended to be a forecast of future events, a guarantee of future results or investment advice.

All investments are subject to risk including the possible loss of principal. All benchmark performance reflects no deduction for fees, expenses or taxes. Please note that an investor cannot invest directly in a benchmark.

Media Contact

Western Asset Variable Rate Strategic Fund Inc.

(877) 750-0625

Or

Joele Frank, Wilkinson Brimmer Katcher

Andy Brimmer / Dan Katcher / Mahmoud Siddig

212-355-4449